EXHIBIT 20.1

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                FORM 8-K/A


                              CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


    Date of report (Date of earliest event reported) September 26, 2003
                              --------------

                             ANTON DIST. INC.
              (Name of Small Business issuer in its charter)


MONTANA                            000-33057                    84 - 136550
State or other jurisdiction of    (Commission File No.)      (IRS Employer
                                                           Identification No.)
incorporation or organization)


              16125 SHAWBROOKE ROAD, SW, CALGARY, AB T4Y 3B3
                 (Address of principal executive offices)

                              (403) 256-6730
               (Registrant's telephone number)
                         -------------------------
Item 4.  Changes in Registrant's Certifying Accountant

On September 26, 2003, the registrants independent auditors, MacCallum Horn, Chartered Accountants, resigned. There are not now, nor have there ever been any disagreements with MacCallum Horn regarding any accounting or financial disclosure matters. A copy of the resignation letter is attached to this report as Exhibit 16:1

Janet Loss, C.P.A. P.C. has been appointed the registrant's new independent auditor.

The registrant has not consulted with Janet Loss, C.P.A., P. C. on any accounting matters prior to her engagement.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ANTON DIST. INC.

/S/ Kenneth Larsen
     Kenneth Larsen, President

/S/ Lance Larsen
     Lance Larsen, Secretary/Treasurer



Date   October 30, 2003







                               EXHIBIT 16:1


                            RESIGNATION LETTER



MacCallum Horn LLP












September 26, 2003

Anton Dist. Inc.
254 - 16 Midlake Blvd SE
Calgary, Alberta
T2X 2X7

Attention:	Lance Larson

Dear Mr. Larson

	RE: Resignation of Auditor

In accordance with Regulation S-K 304, we have resigned as auditor of Anton Dist. Inc. effective immediately. We confirm that we have issued a standard auditor's report for the past two years with no qualifications or modifications. We also confirm that there has been no disagreements with management on any accounting issues or that a change was recommended by the Board of Directors or the Audit Committee.

Please contact us if you have any questions or concerns.

Yours truly,

MacCallum Horn LLP



Harold VanderSchee, CA

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